Exhibit 23.3

ALBERT WONG & CO. LLP

CERTIFIED PUBLIC ACCOUNTANTS

139 Fulton Street, Suite 818B New York, New York 10038

Tel: (212) 226-9088 FAX: (212) 437-2193

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-4 of our report dated March 17, 2014, relating to the consolidated financial statements of LookSmart, Ltd. for the year ended December 31, 2014 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Albert Wong & Co. LLP

New York, New York

April 23, 2015